SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
            Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Exchange Act Rule 14a-11 or 14a-12.


                         Quaker Chemical Corporation
  ---------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


                         Quaker Chemical Corporation
  ---------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
    Previously paid on March 29, 1994.
    ----------------------------------
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:


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     2)  Aggregate number of securities to which transaction applies:


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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Footnote-1)


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     4)  Proposed maximum aggregate value of transaction:


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[ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:


     ------------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:


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     3)  Filing Party:


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     4)  Date Filed:


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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

QUAKER CHEMICAL CORPORATION
Elm and Lee Streets
Conshohocken Pennsylvania  19428-0809 USA

Karl H. Spaeth
Vice President and Corporate Secretary

Telephone:  610-832-4112
Facsimile:  610-832-4494



                                                    11 April 1994



To Shareholders of Quaker Chemical Corporation

     This letter refers to our Notice of Annual Meeting of Shareholders and Proxy Statement dated March 31, 1994 (the "Materials"). On page 9 of the Materials there is a chart that bears the caption "LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR." Certain information included in the chart relating to Messrs. Peter
A. Benoliel and Sigismundus W. W. Lubsen is incorrect. Although we do not regard the errors as material, we have decided to provide you with a revised chart, which is printed on the reverse side of this letter.

     If you have already returned your Proxy and if, after reviewing the revised chart, you wish to change your vote, you may do so by submitting a new Proxy. A new Proxy may be obtained for this purpose by calling Ms. Kathleen Mague, Assistant Secretary, toll free, or by making this request by facsimile or letter, as follows:

          By telephone:  1-800-523-7010
                         Extension 4419

          By facsimile:  (610) 832-4494

          By letter:     Quaker Chemical Corporation
                         Elm and Lee Streets
                         Conshohocken, Pennsylvania  19428.

     Upon receiving your request, we will promptly mail you another Proxy. To be counted, the Proxy must be received prior to the Annual Meeting scheduled for May 4, 1994.

                                        Yours very truly,


                                        /s/ Karl H. Spaeth

                                            QUAKER CHEMICAL CORPORATION
                                       PROXY STATEMENT DATED MARCH 31, 1994
                                            REVISION TO CHART ON PAGE 9

                                  LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR

                                                              ESTIMATED FUTURE PAYOUTS
                                                          UNDER NON-STOCK PRICE-BASED PLAN
                                                    ----------------------------------------
     (a)                 (b)             (c)             (d)            (e)            (f)

                                     PERFORMANCE
                     NUMBER OF         OR OTHER
                   SHARES, UNITS     PERIOD UNTIL
                      OR OTHER       MATURATION OR   THRESHOLD       TARGET         MAXIMUM
    NAME           RIGHTS (#)(1)        PAYOUT      ($ OR #)(2)    ($ OR #)(2)    ($ OR #)(2)
    ----           -------------    -------------   -----------    -----------    -----------
Peter A. Benoliel      15,000     1993 through 1996    $0.00         $320,000      $640,000
Sigismundus
  W. W. Lubsen         20,000     1993 through 1996     0.00          422,500       845,000
Marcus C. J. Meijer    15,000     1993 through 1996     0.00          315,000       630,000
John E. Burrows, Jr.   12,500     1993 through 1996     0.00          262,500       525,000
Ira R. Dolich           6,000     1993 through 1996     0.00          126,000       252,000



(1) Performance Incentive Units

(2) The value on maturation of a performance incentive unit is determined by performance over a four (4) year period as plotted on a grid defined by two axes; one axis sets forth variable rates of return on equity, and one axis sets forth variable rates of income before tax as a percentage of sales. Each performance unit is issued at the value of the stock price of incentive stock options ($21.00, except as to certain options granted to Messrs. Benoliel and Lubsen where the option price is $22.00), and the 1993 performance unit grid results in a zero payout for performance of less than 9% return on equity and less than 7% income before tax as a percentage of sales. A payout of $21.00 per unit (or $22.00 per unit as to certain units granted to Messrs. Benoliel and Lubsen) will be made if performance reaches the target, and a payout of $42.00 per unit (or $44.00 per unit as to certain units granted to Messrs. Benoliel and Lubsen) will be made if performance reaches the maximum of the measurement scale. While it is difficult to calculate the amount of any future payments using an example where a return on equity is 10% and income before tax as a percentage of sales is less than 7%, a minimum payment of $16,000, $21,125, $15,750, and $13,125 would be payable to Messrs. Benoliel, Lubsen, Meijer, and Burrows, respectively. Mr. Dolich retired on December 31, 1993 and will be eligible to receive a 25% pro rata share of the actual future minimum payout, currently estimated to be nil.

                                      9